EXHIBIT 10.1

DSM Pharmaceuticals, Inc.

April 20, 2005

Mr. Robert Urban

Vice President Technical Operations

Cephalon, Inc.

145 Brandywine Parkway

West Chester, PA 19380-4245

Re:  Amendment No. 6 to Toll Manufacturing and Packaging Agreement

Dear Mr. Urban:

This letter confirms recent discussions regarding the proposed amendment of the Toll Manufacturing and Packaging Agreement dated as of August 24, 1999, as amended by Amendment No. 1 dated July 3, 2001; by Amendment No. 2 dated October 9, 2001; by Amendment No. 3 dated June 21, 2002; by Amendment No. 4 dated April 28, 2003; and by Amendment No. 5 dated August 15, 2003 (collectively, the “Agreement”) by and between Cephalon, Inc. (“Cephalon”) and DSM Pharmaceuticals, Inc. (“DSM”).  All terms not otherwise defined herein are used as defined in the Agreement.

This Amendment No. 6 amends the specific terms referenced below.

1.               Schedule F of Amendment No. 4 dated April 28, 2003 shall be revised to increase the Minimum Quantities for Year 2005 to 55 million tablets and extend the term of the minimum quantities from 8/24/05 to 12/31/05.  The minimum quantities for 2006 are also included.  The revised Schedule F is attached hereto and incorporated herein by reference.

2.               Section 2.5 of the Agreement shall be amended to read, in its entirety, as follows:

2.5                     Term.  Unless sooner terminated with the provisions of Article XXIII, this Agreement will remain in effect until December 31, 2006.  On the first anniversary of the Amendment No. 6 effective date, the parties shall negotiate in good faith for a reasonable period of time with respect to any mutually agreeable extensions to the Term, it being understood that neither party shall be obligated to agree to any such extension.

3.               Section 23.1 will be deleted in its entirety.

4.               Existing Schedule E of the Agreement relating to Tolling Fees shall remain in effect through December 31, 2005.  Effective January 1, 2006, Schedule E will be replaced with the attached revised Schedule E.

5.               In the third line of Section 6.1 of the Agreement, the words “sixty (60)” are hereby replaced with words “ninety (90)”.

6.               In the fifth line of Section 7.1 of the Agreement, the words “sixty (60)” are hereby replaced with words “ninety (90)”.

7.               This Amendment No. 6 shall be effective upon the date of the last signature below.

If you are in agreement with the foregoing provisions, please so signify by signing below.

THIS AMENDMENT NO. 6

AGREED AND ACCEPTED:

DSM Pharmaceuticals, Inc.

By:	/s/ Terence S. Novak
Terence S. Novak, Chief Marketing Officer

Date: April 20, 2005

Cephalon, Inc.

By:	/s/ Robert J. Urban
Robert Urban, Vice President Technical Operations

Date: April 25, 2005

2

SCHEDULE E

Tolling Fees

Cephalon shall pay DSM the following amounts effective January 1, 2006, in consideration of the formulations and packaging services rendered hereunder:

Product	Tier 1 10 Million Tablets		Tier 2 20 Million Tablets		Tier 3 30 Million Tablets
Provigil/Modafinil 100 mg, 100 count bottle	$	[**]	$	[**]	$	[**]
Provigil/Modafinil 200 mg, 100 count bottle	$	[**]	$	[**]	$	[**]
Provigil/Modafinil 200 mg, Bulk Tablets	$	[**] per thousand tablets	$	[**] per thousand tablets	$	[**] per thousand tablets

The above prices do not include the cost of Modafinil, but do include the packaging material costs.  These prices are based on batches being campaigned once per quarter.

The following considerations also apply:

•                  The minimum yearly purchase requirement for 2006 is [**] tablets.  DSM is obligated to supply the minimum yearly purchase requirement and Cephalon is required to purchase the minimum yearly purchase requirement.

•                  Cephalon shall provide DSM with an annual binding commitment of [**],[**], or [**] tablets with written notice of such commitment by June 1, 2005.  DSM shall respond in writing within 5 business days, confirming the quantity and projected delivery per quarter.

•                  Unit Price based on step tiered pricing.  Tier 1 pricing is effective on the first 10 million tablets purchased.  Tier 2 pricing is effective on the purchase of 10,000,001 – 20,000,000 tablets.  Tier 3 pricing is effective on the purchase of 20,000,001 – 30,000,000 tablets.

•                  Pricing assumes a 15%/80%/5% split, respectively, between the Products.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SCHEDULE F

The minimum annual quantities to be purchased by CEPHALON and capacity to be reserved by DSM are as follows for the remainder of the Initial Term of the Agreement:

Year	Minimum Annual Quantity

2005	[**]

2006	[**]

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.